UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2007

ENTERTAINMENT DISTRIBUTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-15761	98-0085742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 8th Avenue, 23rd Floor
New York, New York 10019
(Address of Principal
Executive Offices)

(212) 333-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced in the Entertainment Distribution Company, Inc. (the “Company”) Form 8-K filed with the Securities and Exchange Commission on February 23, 2007, the Company’s stockholder rights plan represented by the Preferred Share Rights Agreement dated as of May 21, 1997 (the “Rights Agreement”) expired on May 21, 2007.  In connection therewith, on September 17, 2007, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware which eliminated the Certificate of Designation with respect to the Series A Junior Participating Preferred Stock, $0.01 par value (the “Preferred Stock”) which were issuable under certain circumstances pursuant to the Rights Agreement.  No shares of the Preferred Stock were issued and outstanding at the time of the filing of the Certificate of Elimination.

The Certificate of Elimination is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

3.1           Certificate of Elimination – Series A Junior Participating Preferred Stock, $0.01 par value

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT DISTRIBUTION COMPANY, INC.

Date: September 18, 2007	By:	/s/ Jordan M. Copland
Jordan M. Copland
Executive Vice President and Chief Financial Officer